Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 File Nos. 333-268652, 333-281891 and 333-292491) of Compass Therapeutics, Inc., and

(2)	Registration Statements (Form S-8 No. 333-252103 and 333-286148) of Compass Therapeutics, Inc.;

of our report dated March 5, 2026, with respect to the consolidated financial statements of Compass Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Compass Therapeutics, Inc. for the year ended December 31, 2025.

/s/ CohnReznick LLP

Melville, New York

March 5, 2026